EXHIBIT 26.8
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                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

             STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) X
                                                            ---
                         PNC BANK, NATIONAL ASSOCIATION
              (Exact Name of Trustee as Specified in its Charter)

                                 NOT APPLICABLE
                       (Jurisdiction of incorporation or
                   organization if not a U.S. national bank)

                                   25-1197336
                      (I.R.S. Employer Identification No.)

                          Pittsburgh National Building
          Fifth Avenue and Wood Street, Pittsburgh, Pennsylvania 15222
              (Address of principal executive offices - Zip code)

          F. J. Deramo, Vice President, PNC Bank, National Association
          23rd Floor, One Oliver Plaza, Pittsburgh, Pennsylvania 15222
                                 (412) 762-3666
           (Name, address and telephone number of agent for service)

                          The CIT Group Holdings, Inc.
              (Exact name of obligor as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   13-2994534
                      (I.R.S. Employer Identification No.)

                          1211 Avenue of the Americas
                            New York, New York 10036
              (Address of principal executive offices - Zip code)

                                DEBT SECURITIES
                      (Title of the indenture securities)
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Item 1.  General information.

     Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

               Comptroller of the Currency               Washington, D.C.
               Federal Reserve Bank of Cleveland         Cleveland, Ohio
               Federal Deposit Insurance Corporation     Washington, D.C.

          (b)  Whether it is authorized to exercise corporate trust powers.

               Yes.  (See Exhibit T-1-3)


Item 2.  Affiliations with obligor and underwriters.

     If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

          Neither the obligor nor any underwriter for the obligor is an affiliate of the trustee.

Item 3 through Item 14.

     The issuer currently is not in default under any of its outstanding securities for which PNC Bank is trustee. Accordingly, responses to Items 3 through 14 of Form T-1 are not required pursuant to Form T-1 General Instructions B.

Item 15.  Foreign trustee.

     Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under the indentures qualified or to be qualified under the Act.

          Not applicable (trustee is not a foreign trustee).


Item 16.  List of exhibits.

     List below all exhibits filed as part of this statement of eligibility.

     Exhibit T-1-1 -     Articles  of  Association  of  the  trustee,  with  all
                         amendments thereto, as presently in effect.

     Exhibit T-1-2 -     Copy of  Certificate of the Authority of the trustee to
                         Commence  Business,  filed as  Exhibit  2 to  trustee's
                         Statement    of    Eligibility    and    Qualification,
                         Registration No. 2- 58789 and incorporated herein by reference.



                                      -2-
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     Exhibit T-1-3 -     Copy of  Certificate  as to Authority of the trustee to
                         Exercise Trust Powers,  filed as Exhibit 3 to Trustee's
                         Statement    of    Eligibility    and    Qualification,
                         Registration No. 2-58789, and incorporated herein by reference.

     Exhibit T-1-4 -     The By-Laws of the trustee, as presently in effect.

     Exhibit T-1-5 -     The consent of the trustee  required by Section  321(b)
                         of the Act.

     Exhibit T-1-6 -     The  copy of the  latest  Report  of  Condition  of the
                         trustee   published   in   response  to  call  made  by
                         Comptroller  of the  Currency  under  Section 5211 U.S.
                         Revised Statutes.


                                      NOTE

    The answers to this statement, insofar as such answers relate to (a) what persons have been underwriters for any securities of the obligor within three years prior to the date of filing this statement, or are owners of 10% or more of the voting securities of the obligor, or are affiliates or directors or executive officers of the obligor, and (b) the voting securities of the trustee owned beneficially by the obligor and each director and executive officer of the obligor, are based upon information furnished to the trustee by the obligor and also, in the case of (b) above, upon an examination of the trustee's records. While the trustee has no reason to doubt the accuracy of any such information furnished by the obligor, it cannot accept any responsibility therefor.



                       ----------------------------------

                         Signature appears on next page





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                                   SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, PNC Bank, National Association, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Pittsburgh, and Commonwealth of Pennsylvania on the 15th day of March, 1994.

                                           PNC BANK, NATIONAL ASSOCIATION
                                                       (Trustee)


                                           By     /s/ F. J. Deramo
                                              ---------------------------------
                                                      F. J. Deramo
                                                     Vice President

                                                                   Exhibit T-1-1
                            ARTICLES OF ASSOCIATION
                  (as most recently amended February 4, 1993)

     FIRST: The title of this Association shall be "PNC Bank, National Association."

     SECOND:  The  main  office  of the  Association  shall  be in the  City  of
Pittsburgh, Allegheny County, Pennsylvania. The general business of the Association shall be conducted at its main office and its regularly established branches.

     THIRD: The Board of Directors of the Association shall consist of not less than five (5) nor more than twenty-five (25) shareholders, the exact number of Directors within such minimum and maximum limits to be fixed and determined from time to time by a resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. Unless otherwise provided by the laws of the United States, any vacancy in the Board of Directors for any reason, including an increase in the number thereof, may be filled by action of the Board of Directors.
     A majority of the Board of Directors shall be necessary to constitute a quorum for the transaction of business at any Directors' meeting.

     FOURTH: The annual meeting of the shareholders for the election of Directors and the transaction of whatever other business may be brought before said meeting shall be held at the main office or such other place as the Board of Directors may designate, on the day of each year specified therefor in the By-laws, but if no election is held on that day, it may be held on any subsequent day according to the provisions of law; and all elections shall be held according to such lawful regulations as may be prescribed by the Board of Directors. Any action which may be taken at a meeting of the shareholders of the Association may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all the shareholders who would be entitled to vote at a meeting for such purpose.

     FIFTH: The amount of the authorized capital stock of this Association shall be Forty Million Dollars ($40,000,000) divided into 4,000,000 shares of common stock of the par value of Ten Dollars ($10) each, but said capital stock may be increased or decreased from time to time in accordance with the provisions of the laws of the United States.
     No holder of shares of the capital stock of any class of the Association shall have any preemptive or preferential right of subscription to any shares of any class of stock of the Association, whether now or hereafter authorized, or to any obligations convertible into stock of the Association, issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion, may from time to time determine and at such price as the Board of Directors may from time to time fix.
     The Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

     SIXTH: The Board of Directors shall appoint one of its members President of the Association who shall be Chairman of the Board; but the Board of Directors may appoint a Director, in lieu of the President, to be Chairman of the Board, who shall perform such duties as may be designated by the Board of Directors. The Board of Directors shall have the power to appoint one or more Vice Presidents; to appoint a Cashier, a Secretary, and such other officers and employees as may be required to transact the business of the Association; to fix the salaries to be paid such officers and employees; to dismiss such officers and employees and to appoint others to take their place.



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


     The Board of Directors shall have the power to define the duties of officers and employees of the Association and to require adequate bonds from them for the faithful performance of their duties; to make all By-laws that may be lawful for the general regulation of the business of the Association and the management of its affairs, including the manner of election or appointment of Directors and the appointment of judges of election, and generally to do and perform all acts that may be lawful for a Board of Directors to do and perform.

     SEVENTH: Any person, his heirs, executors or administrators, may be indemnified or reimbursed by the Association for reasonable expenses actually incurred in connection with any action, suit, or proceeding, civil or criminal, to which he or they shall be made a party by reason of his being or having been a director, officer, or employee of the Association or of any firm, corporation, or organization which he served in any such capacity at the request of the Association; provided, however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit or proceeding as to which he shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of his duties to the Association; and, provided further, that no such person shall be so indemnified or reimbursed in relation to any matter in such actions, suit or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of the Association, or the Board of Directors, acting by vote of Directors not parties to the same or substantially the same action, suit, or proceeding, constituting a majority of the whole number of Directors. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such person, his heirs, executors or administrators, may be entitled as a matter of law.

     EIGHTH: The Board of Directors shall have the power, without the approval of the shareholders, to change the location of the main office to any other place within the limits of the City of Pittsburgh, Allegheny County, Pennsylvania, and to establish or change the location of any branch or branches of the Association subject to the approval of the Comptroller of the Currency.

     NINTH: The corporate existence of the Association shall continue until terminated in accordance with the laws of the United States.

     TENTH: The Board of Directors of the Association, or any three (3) or more shareholders owning, in the aggregate, not less than ten (10%) percentum of the stock of the Association, may call a special meeting of the shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every annual and every special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at lease ten (10) days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of the Association.

     ELEVENTH: These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.

                                                                   Exhibit T-1-4

                         PNC BANK, NATIONAL ASSOCIATION
                                    BY-LAWS
                      (as amended and restated on 2/4/93)


Article I.  Meetings of Shareholders

Section 1. Annual Meeting. The annual meeting of the shareholders of the Bank for the election of Directors and the transaction of all other business that may properly come before the meeting shall be held at the Pittsburgh National building or other convenient place selected by the Directors, on the Tuesday that next follows the annual meeting of the shareholders of PNC Bank Corp. If for any reason no such election of Directors is made on that day, the Board of Directors shall order the election to be held on some subsequent day, as soon thereafter as practicable.

Section 2. Special Meetings. Special meetings of the shareholders shall be held when called by the Board of Directors or when called in writing by one or more shareholders owning in the aggregate not less than ten per centum of the outstanding shares of stock of the Bank.

Section 3. Notice and Record Date. Notice of shareholders' meetings shall be given in the manner set forth in Article VIII, Section 5, not less than ten days nor more than sixty prior to the meeting. The Board of Directors may fix a date not less than ten nor more than forty days prior to the annual meeting or any special meeting of the shareholders as the record date for the determination of shareholders entitled to notice of and to vote at any such meeting, or any adjournment thereof, and only shareholders of record on the date so fixed shall be entitled to notice of and to vote at any meeting, or any adjournment thereof. In no event shall the record date as fixed by the Board of Directors be prior to the date on which the action is taken fixing such record date.

Section 4. Quorum, Shareholder Action. A majority of the shares outstanding represented in person or by proxy shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any duly convened meeting unless otherwise provided by law. Shareholders may vote in person or by proxy duly authorized in writing, but no officer or employee of the Bank may act as proxy.

Section 5. Written Action of Shareholders. Any action which may be taken at a meeting of the shareholders of the Bank may be taken without a meeting if a consent in writing setting forth the action so taken, signed by all the shareholders who would be entitled to vote at a meeting for such purpose, and such written consent shall be filed with the Secretary of the Bank.

By-Laws PNC Bank, National Association
Page -2-

Article II.  Directors

Section 1. Board of Directors. The Board of Directors shall have the power to manage and administer the business and affairs of the Bank. Except as expressly limited by law, all corporate powers of the Bank shall be vested in and may be exercised by the Board of Directors.

Section 2. Number. The Board of Directors shall consist of not less than five nor more than twenty-five individuals, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the Board or by resolution of a majority of the shareholders. Between annual meetings of shareholders, the Board of Directors, by vote of a majority of the Board, may increase the membership of the Board, within the maximum above prescribed, by not more than four members and, by like vote, appoint individuals to fill the vacancies created thereby.

Section 3. Election; Term of Office. The Board of Directors shall be elected at each annual meeting of the shareholders. Each Director shall hold office from the time of his election and his qualification to serve as such and until the election and qualification of his successor or until such Director's earlier death, resignation, disqualification or removal.

Section 4. Organizational Meeting. A meeting of the Board of Directors for the purpose of organizing the new Board, appointing the officers of the Bank for the ensuing year and transaction other business shall be held without notice immediately following the annual election of the Directors or as soon thereafter as is practicable at such time and place as the Secretary may designate.

Section 5. Regular Meetings. The regular meetings of the Board of Directors shall be held, without notice, at such times and places as the Board of Directors shall by resolution determine.

Section 6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called at the request of any three Directors. Notice of special meetings shall be given in the manner set forth in Article VIII, Section 5.

Section 7. Quorum; Board Action. A majority of the Directors then in office shall constitute a quorum for the transaction of business at any meeting. Unless otherwise provided by law, any action of the Board of Directors may be taken upon the affirmative vote of a majority of the Directors present at a duly convened meeting.

Section 8. Vacancies. Any vacancy in the Board of Directors may be filled by appointment by a majority of the remaining Directors at any regular meeting or at a special meeting called for that purpose.

Section 9. Participation Other Than By Attendance. To the extent permitted by law, any Director may participate in any regular or special meeting of the Board of Directors or of any committee of the Board of Directors by means of a

By-Laws PNC Bank, National Association
Page -3-

conference telephone or similar communications equipment by means of which all persons participating in the meeting are able to hear each other.

Section 10. Written Action of Directors. Any action which may be taken by the Directors at a duly convened meeting may be taken upon the unanimous written consent of the Directors.

Section 11. Compensation. Each director, advisory director, and member of an Advisory Board of a branch office, who is not a salaried officer, shall receive compensation in such amount and in such manner as the Board of Directors may from time to time determine.

Section 12. Resignation; Removal. Any Director may resign by submitting his resignation to the Chief Executive Officer, the Chairman, the President or the Secretary. Such resignation shall become effective upon its submission or at any later time specified. Any Director may be removed from office by action of the shareholders or the Board taken in accordance with applicable law.

Section 13.  Personal Liability for Monetary Damages.

     (a) To the fullest extent permitted by applicable law, each Director shall be indemnified and held harmless by the Bank for all actions taken by him or her and for all failures to take action to the fullest extent permitted by Pennsylvania law against all expense, liability and loss (including without limitation attorneys' fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her. no indemnification pursuant to this Section 13 shall be made, however, in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court of competent jurisdiction to have constituted willful misconduct or recklessness.

     (b) This Section 13 shall not apply to any administrative proceeding or action instituted by a federal Bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by the Director in the form of making payments to the Bank.

     (c) The provisions of this Section 13 shall be deemed to be a contract with each Director of the Bank who serves as such at any time while this Section 13 is in effect and each such Director shall be deemed to be doing so in reliance on the provisions of this Section 13. Any amendment or repeal of this Section 13 or adoption of any other provision of the By- Laws or the Articles of the Association which has the effect of increasing Director liability shall operate prospectively only and shall not affect any action taken, or any failure to act, prior to the adoption of such amendment, repeal or other provision.


Article III.  Committees

By-Laws PNC Bank, National Association
Page -4-

Section 1. Appointment;  Powers. In addition to the Committees described in this
Article III, the Board may appoint one or more standing or temporary committees consisting of two or more Directors. The Board may invest such committees with such power and authority, subject to such conditions, as it may see fit.

Section 2. Executive Committee. The Board may appoint from among its members an Executive Committee which, to the maximum extent permitted by law or as otherwise provided herein shall have and exercise in the intervals between the meetings of the Board of Directors all the powers of the Board of Directors. All acts done and powers conferred by the Executive Committee from time to time shall be deemed to be, and may be certified as being, done and conferred under authority of the Board of Directors. Four directors shall constitute a quorum regardless of whether the directors present shall have been formally appointed to the Executive Committee, and the action of a majority of the directors present at a meeting, unless a majority of such Directors are officers of the Bank, shall decide any matter or question submitted to the Executive Committee.

Section 3. Examining Committee. The Board shall appoint from among its members an Examining Committee which shall be composed of not less than three directors, non of whom shall be officers of the Bank. The Board of Directors shall select a Chairman from the Committee's membership and the Committee may appoint a Secretary who need not be a director. The Committee shall meet on call of its Chairman. The duties and responsibilities of the Committee shall be as required by law and as assigned from time to time by the Board of Directors.

Section 4. CRA Policy Committee. The Board of Directors shall appoint from among its members a Community Reinvestment Act Policy Committee which shall consist of not less than three directors, and such other officers who shall from time to time be appointed by the Board of Directors. The duties and responsibilities of the Committee shall be as assigned from time to time by the Board of Directors.

Section 5. Personnel and Compensation Committee. The Board may appoint from among its members a Personnel and Compensation Committee. The duties and responsibilities of the Committee shall be as assigned by the Board of Directors.

Section 6. Nominating Committee. The Board may appoint from among its members a Nominating Committee. The duties and responsibilities of the Committee shall be as assigned by the Board of Directors.

Section 7. Fiduciary Committee. The Board may appoint from among its members a Fiduciary Committee. The duties and responsibilities of the Committee shall be as assigned by the Board of Directors.

Section 8. Loan and Investment  Committee.  The Board may appoint from among its

By-Laws PNC Bank, National Association
Page -5-

members a Loan and Investment Committee. The duties and responsibilities of the Committee shall be as assigned by the Board of Directors.

Section 9. Organization. All committees shall determine their own organization, procedures and times and places of meeting, unless otherwise directed by the Board and except as otherwise provided in these By-Laws. A majority of the Directors appointed to a committee shall constitute a quorum for the transaction of business at any meeting unless as otherwise provided in these By-Laws. In the case of committees with an even number of Directors appointed to the committees, one-half of the Directors shall constitute a quorum. Unless otherwise prevented by law or by the procedures established by the committee, any action of a committee may be taken upon the affirmative vote of a majority or one-half, as the case may be, of the Directors present at a duly convened meeting or upon the unanimous written consent of all Director members.

Section 10. Advisory Boards. Any branch office, with the approval of the Board of Directors or the Chief Executive Officer, may have an Advisory Board consisting of Directors, officers or members of the public, who may from time to time be appointed by the Board of Directors or the Chief Executive Officer or his designee. The Chairman of each Advisory Board shall be designated by the Board of Directors or the Chief Executive Officer. Each Advisory Board shall meet at such time or times as shall be determined by the chairman of such Advisory Board. Advisory Boards shall be established for informational and marketing purposes only and shall not have any duties, powers or responsibilities.


Article IV.  Officers

Section 1. Officers Generally. The officers of the Bank, in order of precedence or rank, shall be a Chairman of the Board; one or more Vice Chairmen, if any; a President; one or more Vice Presidents, of whom one or more may be designated, in order of precedence or rank, Senior Executive, Executive or Senior Vice Presidents, and one of whom may be designated as responsible to direct, manage and supervise all fiduciary activities; a Cashier; a Secretary; a Controller; an Audit Director; and such other officers and functional officer titles, as the Board of Directors, the Chairman, the Vice Chairman or the President may from time to time designate. The Board of Directors shall from time to time designate from among the Chairman of the Board, the Vice Chairmen and the President, one of these officers to be the Chief Executive Officer.

Section 2. Elections; Appointment. All officers having the rank of Senior Vice President or higher, shall be elected by the Board of Directors and shall hold office during the pleasure of the Board of Directors. All other Vice Presidents and other officers shall be appointed by the Chairman of the Board, a Vice Chairman or President or other officer authorized by the Board of Directors to appoint officers, and such action shall be reported to the Board of Directors.

Section 3. Chief Executive  Officer.  The Chief Executive Officer shall have the

By-Laws PNC Bank, National Association
Page -6-

general supervision of the policies, business and operations of the Bank; shall have general executive powers as well as those duties and powers as may be assigned by the Board of Directors; and shall have all other powers and duties as are usually incident to the chief executive officer of a national Bank. In the absence of the Chief Executive Officer his powers and duties shall be performed by such other officer or officers as shall be designated by the Board of Directors.

Section 4. Chairman. The Chairman of the Board shall have general executive powers, shall preside at all meetings of the shareholders and shall have such other powers and duties as may be assigned to him from time to time by the Board of Directors.

Section 5. Vice Chairman. A Vice Chairman shall have general executive powers and shall have such duties and powers as shall be assigned from time to time by the Board of Directors or the Chief Executive Officer.

Section 6. President. The President shall have general executive powers and shall have such duties and powers as may be assigned to him from time to time by the Board of Directors.

Section 7. Senior Officers; Vice Presidents. The Senior Executive, Executive, and Senior Vice Presidents as well as all other Vice Presidents shall have such duties and powers as may from time to time be assigned to them by the Board of Directors or by the Chief Executive Officer. Any reference in these By-Laws to a Vice President shall apply equally to a Senior Executive, Executive, or a Senior Vice President unless the context otherwise requires.

Section 8. Vice President in Charge of Trusts. The Vice President in Charge of Trusts, if any, under the direction of the Chief Executive Officer, shall direct, manage and supervise all fiduciary activities of the Bank and shall be responsible to the Board of Directors, the Chief Executive Officer and the Fiduciary Committee for the administration of the Bank's fiduciary powers. He shall have such other duties and powers as may be assigned to him by the Board of Directors or the Chief Executive Officer.

Section 9. Cashier. Unless otherwise delegated to another officer or officers by the Board of Directors, the Cashier shall be responsible for all moneys, funds, securities, fidelity and indemnity bonds and other valuables belonging to the Bank, exclusive of the assets held by the Bank in a fiduciary capacity; shall cause to be kept proper records of the transactions of the Bank; and shall perform such other duties as may be assigned to him by the Board of Directors or the Chief Executive Officer.

Section 10. Secretary. The Secretary shall attend the meetings of the shareholders, of the Board of Directors, and of the Executive Committee, if any, and shall keep minutes thereof in suitable minute books. He shall have charge of the corporate records, papers, and the corporate seal of the Bank. He shall have charge of the stock and transfer records of the Bank and shall keep a record of all shareholders and give notices of all meetings of shareholders and special

By-Laws PNC Bank, National Association
Page -7-


meetings of the Board of Directors. He shall perform such other duties as may be assigned to him by the Board of Directors or the Chief Executive Officer.

Section 11. Trust Officers. The Officers performing fiduciary functions, being all officers assigned to the Trust, Trust and Investment Management or other Fiduciary Department, Division, or other unit of the Bank, shall execute and perform all actions desirable to carry out the fiduciary functions of the Bank, and shall perform such other duties as may be assigned by the Board of Directors, the Chief Executive Officer, or the Vice President in charge of Trusts, if any.

Section 12. Controller. The Controller shall be the chief accounting officer and shall supervise systems and accounting records and shall be responsible for the preparation of financial reports.

Section 13. Audit Director. The Audit Director shall have charge of auditing the books, records and accounts of the Bank. He shall report directly to the Board of Directors or a committee thereof.

Section 14. Assistant Officers. Each Assistant Officer shall assist in the performance of the duties of the officer to whom he is assistant and shall perform such duties in the absence of the officer. He shall perform such additional duties as the Board of Directors, the Chief Executive Officer, or the officer to whom he is assistant, may from time to time assign to him.

Section 15. Tenure of Office. The Chief Executive Officer, the Chairman, and the President shall each hold office for the year for which the Board was elected and until the appointment and qualification of his successor or until his earlier death, resignation, disqualification or removal by the Board of Directors. All other officers and employees shall hold office at the pleasure of the appropriate appointing authority.

Section 16. Resignation. An officer may resign at any time by delivering written notice to the Bank. A resignation is effective when the notice is given unless the notice specifies a later effective date.


Article V.  Fidelity Bonds

Section 1. Fidelity Bonds, for the faithful performance of their duties, shall be carried on all officers and employees in such form and amounts as the Board of Directors or Chief Executive Officer may require.

By-Laws PNC Bank, National Association
Page -8-


Article VI.  General Powers of Officers

Section 1. The corporate seal of the Bank may be imprinted or affixed by any process. The Secretary and any other officers authorized by resolution of the Board of Directors shall have authority to affix and attest the corporate seal of the Bank.

Section 2. The authority of officers and employees of this Bank to execute documents and instruments on its behalf in cases not specifically provided for in these By-Laws shall be as determined from time to time by the Board of Directors, or, in the case of employees, by officers in accordance with authority given them by the Board of Directors.

Section 3. Each of the Chairman of the Board, any Vice Chairman, the President, any one of the Vice Presidents, the Cashier or the Secretary of this Bank is hereby authorized to pledge assets of the Bank as security for the safekeeping and prompt payment of deposits of public funds, or other funds, as required or permitted by law. Such officers may also pledge assets of the Bank as may be authorized from time to time by the Board of Directors;


Article VII.  Stock Certificates

Section 1. Certificates of stock of the Bank shall be signed by the Chairman of the Board, or a Vice Chairman, or the President, or a Vice President, and countersigned by the Cashier or an Assistant Cashier, or by the Secretary or an Assistant Secretary, and shall be sealed with the seal of the Bank. The seal may be a facsimile. Where any such certificate is manually countersigned by two authorized officers, or is manually countersigned by one authorized officer and manually signed by a Registrar, the signature of the Chairman of the board, or a Vice Chairman,or the President, or Vice President upon such certificate may be a facsimile. In case any such officer who has signed or countersigned, or whose facsimile signature has been placed upon such certificate shall have ceased to be an officer before such certificate is issued, it may be issued by the Bank with the same effect as if such officer were still an officer at the time of this issue.

Section 2. The shares of stock of the Bank shall be transferable only on its books upon surrender of the stock certificate for such shares properly endorsed.

Section 3. Transfers of stock shall not be suspended preparatory to the declaration of dividends, but dividends shall be paid to the shareholders in whose name the stock is standing on the records of the Bank at the close of business on such day subsequent to the date of declaration of the dividend as the Board of Directors may designate.

Section 4. If a stock certificate shall be lost, stolen, or destroyed, the shareholder may file with the Bank an affidavit stating the circumstances of the loss, theft or destruction and may request the issuance of a new certificate. He shall give to the Bank a bond which shall be in such sum, contain such terms and provisions and have such surety or sureties as the Board of Directors may

By-Laws PNC Bank, National Association
Page -9-

direct. The Bank may thereupon issue a new certificate replacing the certificate lost, stolen or destroyed.


Article VIII.  General

Section 1. Exercise of Authority During Emergencies. The Board of Directors or the Executive Committee may from time to time adopt resolutions authorizing certain persons and entities to exercise authority on behalf of this Bank in time of emergency, and in the time of emergency any such resolutions will be applicable, notwithstanding any provisions to the contrary contained in these By-Laws.

Section 2. Charitable Contributions. The Board of Directors may authorize contributions to community funds, or to charitable, philanthropic, or benevolent instrumentalities conducive to public welfare in such sums as the Board of Directors may deem expedient and in the interest of the Bank.

Section 3. Fiscal Year. The fiscal year of the Bank shall be the calendar year.

Section 4. Amendments. These By-Laws may be altered, amended, added to or repealed by a vote of a majority of the Board of Directors at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors called for that purpose.

Section 5. Notice; Waiver of Notice. Any notice required to be given to any shareholder or director may be given either personally or by sending a copy thereof through the mail, or by telegram, charges prepaid, or by facsimile to his or her address or telephone number, as the case may be, appearing on the books of the Bank, or supplied by him to her to the Bank for the purpose of notice. If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Each notice shall specify the place, day, and hour of the meeting, and, in the case of a special meeting, the general nature of the business to be transacted. Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or Director under the provisions of these By-Laws or under the provisions of the Articles of Association, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, will be deemed equivalent to he given of such notice. Except in the case of a special meeting of shareholders or Directors, nether the business to be transacted nor the purpose of the meeting need by specified in the waiver of notice of such meeting. Attendance of a person either in person or by proxy, when permitted, will constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

                                                                  EXHIBIT T-1-5


                               CONSENT OF TRUSTEE


     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, in connection with the proposed issuance by The CIT Group Holdings, Inc. (a Delaware Corporation) of Debt Securities, we hereby consent that reports of examination by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                                  PNC BANK, NATIONAL ASSOCIATION
                                                  (Trustee)


                                                  By     /s/ F. J. Deramo
                                                     ---------------------------
                                                             F. J. Deramo
                                                            Vice President


Dated:  March 15, 1994

                                                                   EXHIBIT T-1-6



                              REPORT OF CONDITION
               Consolidating domestic and foreign subsidiaries of
                         PNC BANK, NATIONAL ASSOCIATION
                   of PITTSBURGH in the state of PENNSYLVANIA
                          at the close of business on
                               December 31, 1993
                     published in response to call made by
                          Comptroller of the Currency,
                under title 12, United States Code, Section 161
                               Charter Number 540
               Comptroller of the Currency Northeastern District


                     STATEMENT OF RESOURCES AND LIABILITIES


                                                                      Thousands
                                                                      of Dollars
                                                                     -----------
                                     ASSETS

Cash and balances due from depository institutions
 Noninterest-bearing balances and
  currency and coin ................................................ $ 1,160,249
 Interest-Bearing Balances .........................................       1,645
Securities .........................................................  16,582,928
Federal funds sold and securities purchased under
 agreements to resell in domestic offices of the
 bank and of its Edge and Agreement subsidiaries,
 and in IBFs:
   Federal funds sold ..............................................      58,400
    Securities purchased under agreements to resell ................           0
Loans and lease financing receivables:
 Loans and leases, net of unearned income                $22,091,957
 LESS:  Allowance for loan and lease losses                  595,220
                                                         -----------
 Loans and leases, net of unearned income,
   allowance and reserve ...........................................  21,496,737
Assets held in trading accounts ....................................         303
Premises and fixed assets (including capitalized leases) ...........     424,701
Other real estate owned ............................................      24,477
Investments in unconsolidated subsidiaries and
 associated companies ..............................................      54,075
Customers' liability to this bank on acceptances
 outstanding .......................................................     121,955
Intangible assets ..................................................      89,344
Other assets .......................................................     599,319
                                                                     -----------
 Total Assets ...................................................... $40,614,133
                                                                     ===========

                                  LIABILITIES

Deposits:
 In domestic offices ............................................... $20,420,561
   Noninterest-bearing            $ 4,979,661
   Interest-bearing                15,440,900
 In foreign offices, Edge and Agreement subsidiaries,
   and IBFs ........................................................     576,634
   Noninterest-bearing             $    5,811
   Interest-bearing                   570,823
Federal funds  purchased and
 securities sold under agreements
 to repurchase in domestic offices
 of the bank and of its Edge and
 Agreement subsidiaries, and in IBFs:
   Federal funds purchased .........................................   1,713,356
   Securities sold under agreements to repurchase ..................   3,623,827
Demand notes issued to U.S. Treasury ...............................   2,695,436
Other borrowed money ...............................................   6,393,427
Mortgage indebtedness and obligations under
 capitalized leases ................................................       6,416
Bank's liability on acceptances executed and outstanding ...........     121,955
Notes and debentures subordinated to deposits ......................     155,000
Other liabilities ..................................................   2,140,868
                                                                     -----------
Total liabilities ..................................................  37,847,480

                                 EQUITY CAPITAL

Common Stock .......................................................      30,850
Surplus ............................................................     835,220
Undivided profits and capital reserves .............................   1,900,583
                                                                     -----------
Total equity capital ...............................................   2,766,653
                                                                     -----------
Total liabilities and equity capital ............................... $40,614,133
                                                                     ===========

     I, D. Paul Beard, Senior Vice President and Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                                      D. PAUL BEARD
                                                      January 28, 1994

     We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                                      B. R. BROWN
                                                      T. A. McCONOMY
                                                      ROBERT C. MILSOM
                                                      Directors